Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-248596 on Form S-8 of our reports dated December 18, 2025, relating to the consolidated financial statements of Mission Produce, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 31, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California
December 18, 2025